Century Communities Reports Third Quarter 2023 Results

- Increased 2023 Guidance for Deliveries and Home Sales Revenues –

- Homebuilding Gross Margins of 24.6% -

- Community Count Increased to a Record 252 -

- Net Income of $83.2 Million, $2.58 per Diluted Share -

- Controlled Lots as a Percentage of Total Lots Increased to 56% -

Greenwood Village, Colorado (October 25, 2023) – Century Communities, Inc. (NYSE: CCS), one of the nation’s largest homebuilders, today announced financial results for its third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•	Pre-tax income of $112.0 million
•	Net income of $83.2 million, or $2.58 per diluted share
•	Total revenues of $889.4 million
•	Deliveries of 2,264 homes
•	Net new home contracts of 2,149
•	Homebuilding gross margin of 24.6%
•	Adjusted homebuilding gross margin of 25.8%
•	Book value per share of $72.16 as of September 30, 2023, a Company record

“We generated sequential gains in our deliveries, gross margins and earnings during the third quarter,” said Dale Francescon, Chairman and Co-Chief Executive Officer. “Our deliveries of 2,264 homes increased on a sequential basis for the second quarter in a row and benefitted from continued improvements in our cycle times. Our adjusted gross margins of 25.8% increased by 480 basis points from second quarter 2023 levels due to improvements in direct construction costs, reduced incentives and shorter cycle times. As a result, our diluted earnings per share of $2.58 increased by 62% over second quarter 2023 levels. At their midpoints, we have increased our full year 2023 guidance for homes deliveries to be in the range of 8,600 to 9,000 homes and our home sales revenues to be in the range of $3.2 billion to $3.4 billion. ”

Rob Francescon, Co-Chief Executive Officer and President, said, “Our net new home contracts of 2,149 were in line with our expectations and typical seasonality, with net orders in both August and September exceeding July levels, even with the increase in interest rates over the past several months. Our total lot inventory of 68,570 increased by 19% on a sequential basis, with the higher lot count driven almost entirely by gains in our controlled lots, which accounted for 56% of our total lots at the end of the third quarter. Our community count of 252 increased by 16% versus year ago levels, and we continue to expect our community count to be in the range of 250-260 communities by year end, which positions us well for more positive results in 2024 and beyond. Our balance sheet remains strong with $2.3 billion in stockholders’ equity and $1.0 billion in liquidity, and we intend to continue investing in our business and returning capital to shareholders.”

Third Quarter 2023 Results

Net income for the third quarter 2023 was $83.2 million, or $2.58 per diluted share.

Total revenues were $889.4 million, with third quarter home sales revenues totaling $865.1 million. Deliveries totaled 2,264 homes. The average sales price of home deliveries for the third quarter 2023 was $382,100.

Net new home contracts in the third quarter 2023 were 2,149, and at the end of the third quarter 2023, the Company had 1,887 homes in backlog, representing $707.2 million of backlog dollar value.

Adjusted homebuilding gross margin percentage, excluding interest, was 25.8% in the third quarter of 2023. Homebuilding gross margin percentage in the third quarter 2023 was 24.6%. Selling, general, and administrative expenses as a percent of home sales revenues was 12.9% in the quarter. EBITDA for the third quarter 2023 was $125.3 million.

Financial services revenues and pre-tax income were $23.6 million and $12.2 million, respectively, in the third quarter 2023.

Our book value per share increased to a record $72.16 as of September 30, 2023.

Balance Sheet and Liquidity

The Company ended the quarter with a strong financial position, including $2.3 billion of stockholders’ equity and $1.0 billion of total liquidity, including $245.6 million of cash.

During the third quarter, the Company maintained its quarterly cash dividend of $0.23 per share.

As of September 30, 2023, homebuilding debt to capital decreased to 30.8% from 36.3% at September 30, 2022. As of September 30, 2023, net homebuilding debt to net capital decreased to 25.3% from 32.5% at September 30, 2022.

Full Year 2023 Outlook

David Messenger, Chief Financial Officer of the Company, commented, “Given the continued strength in our deliveries which have benefitted from improved cycle times, we are increasing the midpoints of our full year 2023 guidance for home deliveries to be in the range of 8,600 to 9,000 homes and our home sales revenues to be in the range of $3.2 billion to $3.4 billion.”

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, October 25, 2023, at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s third quarter 2023 results, provide commentary, and conduct a question-and-answer session. To participate in the call, please dial 833-816-1103 (domestic) or 412-317-0685 (international). The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through November 1, 2023, by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering the passcode 3057791. A replay of the webcast will be available on the Company’s website for at least one year.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is one of the nation's largest homebuilders, an industry leader in online home sales, and the highest-ranked homebuilder on Newsweek's list of America's Most Trustworthy Companies 2023. Through its Century Communities and Century Complete brands, Century's mission is to build attractive, high-quality homes at affordable prices to provide its valued customers with A HOME FOR EVERY DREAM®. Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Company operates in 18 states and over 45 markets across the U.S., and also offers title, insurance and lending services in select markets through its Parkway Title, IHL Home Insurance Agency, and Inspire Home Loans subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with United States generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per common share, adjusted homebuilding gross margin, EBITDA, adjusted EBITDA, and ratio of net homebuilding debt to net capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “potential,” “guidance” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2023, its community count expectations and its intent to continue investing in its business and returning capital to shareholders. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statement: adverse changes in general economic conditions, including increased interest rates, inflation, and employment levels; the potential impact of global supply chain disruptions, labor, land and raw material or other resource shortages and delays, and municipal and utility delays on the Company’s business, industry and the broader economy; the ability to identify and acquire desirable land; availability and cost of financing; the effect of tax changes; reliance on contractors and key personnel; availability and pricing for land, labor and raw materials or other resources; the ability to pay dividends in the future; and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Homebuilding Revenues
Home sales revenues	$865,065	$1,118,588	$2,419,025	$3,241,537
Land sales and other revenues	722	2,432	3,811	12,872
Total homebuilding revenues	865,787	1,121,020	2,422,836	3,254,409
Financial services revenues	23,636	23,271	63,768	72,373
Total revenues	889,423	1,144,291	2,486,604	3,326,782
Homebuilding Cost of Revenues
Cost of home sales revenues	(652,411)	(841,665)	(1,910,630)	(2,365,633)
Cost of land sales and other revenues	—	(292)	(375)	(9,151)
Total homebuilding cost of revenues	(652,411)	(841,957)	(1,911,005)	(2,374,784)
Financial services costs	(11,432)	(13,922)	(33,983)	(43,262)
Selling, general, and administrative	(111,918)	(110,687)	(315,351)	(321,484)
Other income (expense)	(1,663)	(5,651)	(1,509)	(12,754)
Income before income tax expense	111,999	172,074	224,756	574,498
Income tax expense	(28,849)	(27,601)	(56,850)	(128,861)
Net income	$83,150	$144,473	$167,906	$445,637

Earnings per share:
Basic	$2.60	$4.49	$5.25	$13.57
Diluted	$2.58	$4.44	$5.21	$13.41
Weighted average common shares outstanding:
Basic	31,962,884	32,196,589	31,967,672	32,850,647
Diluted	32,237,022	32,570,335	32,200,677	33,241,764

Century Communities, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	September 30,	December 31,
	2023	2022
Assets	(unaudited)	(audited)
Cash and cash equivalents	$193,111	$296,724
Cash held in escrow	52,488	56,569
Accounts receivable	53,878	52,797
Inventories	3,058,317	2,830,645
Mortgage loans held for sale	162,742	203,558
Prepaid expenses and other assets	345,637	250,535
Property and equipment, net	34,044	31,688
Deferred tax assets, net	18,778	20,856
Goodwill	30,395	30,395
Total assets	$3,949,390	$3,773,767
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$161,054	$106,926
Accrued expenses and other liabilities	282,283	299,588
Notes payable	1,051,294	1,019,412
Revolving line of credit	—	—
Mortgage repurchase facilities	162,094	197,626
Total liabilities	1,656,725	1,623,552
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 31,773,033 and 31,772,791 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	318	318
Additional paid-in capital	582,334	584,803
Retained earnings	1,710,013	1,565,094
Total stockholders' equity	2,292,665	2,150,215
Total liabilities and stockholders' equity	$3,949,390	$3,773,767

Century Communities, Inc.

Homebuilding Operational Data(1)

(Unaudited)

Net New Home Contracts

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
West	269	219	22.8%	849	884	(4.0)%
Mountain	395	183	115.8%	1,174	1,247	(5.9)%
Texas	377	215	75.3%	1,252	1,044	19.9%
Southeast	352	240	46.7%	945	1,064	(11.2)%
Century Complete	756	461	64.0%	2,268	2,256	0.5%
Total	2,149	1,318	63.1%	6,488	6,495	(0.1)%

Home Deliveries

(dollars in thousands)

	Three Months Ended September 30,
	2023		2022		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	281	$596.6	378	$674.3	(25.7)%	(11.5)%
Mountain	415	$498.5	494	$582.4	(16.0)%	(14.4)%
Texas	382	$292.3	379	$350.3	0.8%	(16.6)%
Southeast	378	$435.9	423	$464.0	(10.6)%	(6.0)%
Century Complete	808	$265.0	956	$258.3	(15.5)%	2.6%
Total / Weighted Average	2,264	$382.1	2,630	$425.3	(13.9)%	(10.2)%

	Nine Months Ended September 30,
	2023		2022		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	738	$590.5	1,200	$676.1	(38.5)%	(12.7)%
Mountain	1,325	$514.4	1,466	$575.4	(9.6)%	(10.6)%
Texas	1,159	$282.7	1,291	$328.5	(10.2)%	(13.9)%
Southeast	851	$433.6	1,193	$441.0	(28.7)%	(1.7)%
Century Complete	2,338	$258.8	2,541	$250.5	(8.0)%	3.3%
Total / Weighted Average	6,411	$377.3	7,691	$421.5	(16.6)%	(10.5)%

Century Communities, Inc.

Homebuilding Operational Data(1)

(Unaudited)

Selling Communities

	As of September 30,		Increase/(Decrease)
	2023	2022	Amount	% Change
West	28	22	6	27.3%
Mountain	49	32	17	53.1%
Texas	42	31	11	35.5%
Southeast	29	25	4	16.0%
Century Complete	104	107	(3)	(2.8)%
Total	252	217	35	16.1%

Backlog

(dollars in thousands)

	As of September 30,
	2023			2022			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	191	$116,721	$611.1	208	$172,071	$827.3	(8.2)%	(32.2)%	(26.1)%
Mountain	290	146,137	$503.9	826	447,827	$542.2	(64.9)%	(67.4)%	(7.1)%
Texas	248	76,224	$307.4	244	82,305	$337.3	1.6%	(7.4)%	(8.9)%
Southeast	299	136,921	$457.9	584	246,764	$422.5	(48.8)%	(44.5)%	8.4%
Century Complete	859	231,166	$269.1	1,593	430,413	$270.2	(46.1)%	(46.3)%	(0.4)%
Total / Weighted Average	1,887	$707,169	$374.8	3,455	$1,379,380	$399.2	(45.4)%	(48.7)%	(6.1)%

Lot Inventory

	As of September 30,
	2023			2022			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	4,160	3,991	8,151	4,824	1,325	6,149	(13.8)%	201.2%	32.6%
Mountain	8,751	4,745	13,496	11,312	2,374	13,686	(22.6)%	99.9%	(1.4)%
Texas	8,105	9,691	17,796	7,760	5,816	13,576	4.4%	66.6%	31.1%
Southeast	5,583	8,602	14,185	5,981	7,683	13,664	(6.7)%	12.0%	3.8%
Century Complete	3,638	11,304	14,942	4,600	11,103	15,703	(20.9)%	1.8%	(4.8)%
Total	30,237	38,333	68,570	34,477	28,301	62,778	(12.3)%	35.4%	9.2%
% of Total	44.1%	55.9%	100.0%	54.9%	45.1%	100.0%

(1)

Commencing in the first quarter of 2023, our Century Complete operations in Texas were realigned and are now managed under our Texas segment. Accordingly, we have presented segment information under this new basis as of and for the three and nine months ended September  30, 2023, and we have restated the corresponding segment information for those segments as of and for the three and nine months ended September  30, 2022.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures that we believe are useful to management, investors and other users of the Company’s financial information in evaluating its operating results and understanding its operating trends without the effect of certain non-recurring items. The Company believes excluding certain non-recurring items provides more comparable assessment of its financial results from period to period. We define adjusted net income as consolidated net income before (i) income tax expense, (ii) inventory impairment (iii) restructuring costs, and (iv) loss on debt extinguishment, less adjusted income tax expense, calculated using the Company’s GAAP tax rate for the applicable period. Adjusted diluted earnings per share is calculated by dividing adjusted net income by weighted average common shares – diluted.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Numerator
Net income	$83,150	$144,473	$167,906	$445,637
Denominator
Weighted average common shares outstanding - basic	31,962,884	32,196,589	31,967,672	32,850,647
Dilutive effect of stock-based compensation awards	274,138	373,746	233,005	391,117
Weighted average common shares outstanding - diluted	32,237,022	32,570,335	32,200,677	33,241,764
Earnings per share:
Basic	$2.60	$4.49	$5.25	$13.57
Diluted	$2.58	$4.44	$5.21	$13.41

Adjusted earnings per share
Numerator
Net income	$83,150	$144,473	$167,906	$445,637
Income tax expense	28,849	27,601	56,850	128,861
Income before income tax expense	111,999	172,074	224,756	574,498
Inventory impairment	—	—	—	—
Adjusted income before income tax expense	111,999	172,074	224,756	574,498
Adjusted income tax expense(2)	(28,849)	(27,601)	(56,850)	(128,861)
Adjusted net income	$83,150	$144,473	$167,906	$445,637

Denominator - Diluted	32,237,022	32,570,335	32,200,677	33,241,764

Adjusted diluted earnings per share	$2.58	$4.44	$5.21	$13.41

(2)

The tax rates used in calculating adjusted net income for the three and nine months ended September  30, 2023 was 25.8% and 25.3%, respectively, and for the three and nine months ended September 30, 2022 was 16.0% and 22.4%, respectively, which are reflective of the Company’s GAAP tax rates for the applicable periods.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding inventory impairment and interest are not measurements of financial performance under GAAP; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment and indebtedness have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin

(in thousands)

	Three Months Ended September 30,
	2023	%	2022	%

Home sales revenues	$865,065	100.0%	$1,118,588	100.0%
Cost of home sales revenues	(652,411)	(75.4)%	(841,665)	(75.2)%
Inventory impairment	—	—%	—	—%
Homebuilding gross margin	212,654	24.6%	276,923	24.8%
Add: Inventory impairment	—	—%	—	—%
Add: Interest in cost of home sales revenues	10,652	1.2%	13,726	1.2%
Adjusted homebuilding gross margin excluding interest and inventory impairment	$223,306	25.8%	$290,649	26.0%

	Nine Months Ended September 30,
	2023	%	2022	%

Home sales revenues	$2,419,025	100.0%	$3,241,537	100.0%
Cost of home sales revenues	(1,910,630)	(79.0)%	(2,365,633)	(73.0)%
Inventory impairment	—	—%	—	—%
Homebuilding gross margin	508,395	21.0%	875,904	27.0%
Add: Inventory impairment	—	—%	—	—%
Add: Interest in cost of home sales revenues	30,729	1.3%	39,345	1.2%
Adjusted homebuilding gross margin excluding interest and inventory impairment	$539,124	22.3%	$915,249	28.2%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are non-GAAP financial measures we use as a supplemental measure in evaluating operating performance. We define EBITDA as net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense (income), and (iv) depreciation and amortization expense. We define adjusted EBITDA as EBITDA before loss on debt extinguishment (if applicable), and inventory impairment (if applicable). We believe EBITDA and adjusted EBITDA provide an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, our management believes that these measurements are useful for comparing general operating performance from period to period. Neither EBITDA or adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. Our presentation of Adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. Each of our EBITDA and adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Net income	$83,150	$144,473	(42.4)%	$167,906	$445,637	(62.3)%
Income tax expense	28,849	27,601	4.5%	56,850	128,861	(55.9)%
Interest in cost of home sales revenues	10,652	13,726	(22.4)%	30,729	39,345	(21.9)%
Interest expense (income)	(1,489)	(2)	NM %	(6,431)	(14)	NM %
Depreciation and amortization expense	4,106	2,855	43.8%	11,019	8,207	34.3%
EBITDA	125,268	188,653	(33.6)%	260,073	622,036	(58.2)%
Inventory impairment	—	—	NM %	—	—	NM %
Adjusted EBITDA	$125,268	$188,653	(33.6)%	$260,073	$622,036	(58.2)%

NM – Not Meaningful

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (homebuilding debt less cash and cash equivalents, and cash held in escrow) by net capital (net homebuilding debt plus total stockholders’ equity). Homebuilding debt is our total debt minus outstanding borrowings under our construction loan agreement and mortgage repurchase facilities. The most directly comparable GAAP measure is the ratio of debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	September 30,	December 31,
	2023	2022
Notes payable	$1,051,294	$1,019,412
Revolving line of credit	—	—
Construction loan agreements	(28,842)	(7,389)
Total homebuilding debt	1,022,452	1,012,023
Total stockholders' equity	2,292,665	2,150,215
Total capital	$3,315,117	$3,162,238
Homebuilding debt to capital	30.8%	32.0%

Total homebuilding debt	$1,022,452	$1,012,023
Cash and cash equivalents	(193,111)	(296,724)
Cash held in escrow	(52,488)	(56,569)
Net homebuilding debt	776,853	658,730
Total stockholders' equity	2,292,665	2,150,215
Net capital	$3,069,518	$2,808,945

Net homebuilding debt to net capital	25.3%	23.5%

Contact Information:

Tyler Langton, Senior Vice President of Investor Relations

303-268-8345

Investorrelations@CenturyCommunities.com

Category:
Earnings